SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2015

CAPE BANCORP, INC.

(Exact name of Registrant as specified in its charter)

Maryland (State or Other Jurisdiction of Incorporation)	001-33934 (Commission File Number)	26-1294270 (I.R.S. Employer Identification No.)

225 North Main Street, Cape May Court House, New Jersey 08210

 (Address of principal executive offices)

(609) 465-5600

Registrant's telephone number, including area code

Not Applicable

(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On July 29, 2015, Cape Bancorp, Inc. (the “Company”) issued a press release reporting its financial results for the period ended June 30, 2015.

Item 8.01. Other Events.

On July 29, 2015, Cape Bancorp, Inc. announced that the Company’s Board of Directors authorized a fourth stock repurchase program for the repurchase of up to 5% of the Company’s outstanding common stock.

The stock repurchase program may be carried out through open market purchases, block trades, negotiated private transactions and pursuant to a trading plan that will be adopted in accordance with Rule 10b5-1 under the Securities Exchange Act of 1934. The stock will be repurchased on an ongoing basis and will be subject to the availability of stock, general market conditions, the trading price of the stock, alternative uses for the Company’s capital, and the Company’s financial performance.

On July 20, 2015, the Company’s Board of Directors approved an increased cash dividend from $0.06 per common share to $.10 per common share, subject to regulatory approval. The dividend will be payable to stockholders of record as of August 3, 2015 and is expected to be paid on or about August 17, 2015.

On July 24, 2015, regulatory approval was granted for the stock repurchase program and increased cash dividend to stockholders.

A copy of the press release announcing the financial results, cash dividend, and stock repurchase program is attached as Exhibit 99.1 to this report and is being furnished to the Securities and Exchange Commission and shall not be deemed filed for any purpose.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired: None

(b)	Pro Forma Financial Information: None

(c)	Shell company transactions: None

(d)	Exhibits:

	Exhibit Number	Description
	Exhibit 99.1	Press Release dated July 29, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPE BANCORP, INC.

Date: July 30, 2015	By: /s/ Guy Hackney
Guy Hackney
Executive Vice President and Chief Financial Officer
(Duly Authorized Representative)